Exhibit 10.4
SPIRIT AIRLINES, INC.

2015 INCENTIVE AWARD PLAN
PERFORMANCE MARKET STOCK UNIT GRANT NOTICE
AND MARKET STOCK UNIT AGREEMENT

Spirit Airlines, Inc., a Delaware corporation (the “Company”), pursuant to its 2015 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”), a Performance Market Stock Unit (“Units”). Each Unit represents the right to receive one share of the Company’s Common Stock (each, a “Share”), upon the achievement of certain performance goals and continued employment requirements. This award is subject to all of the terms and conditions set forth herein and in the Market Stock Unit Agreement attached hereto as Exhibit A (the “Market Stock Unit Agreement”) and the Plan, each of which are incorporated herein by reference. Capitalized terms not specifically defined in this Grant Notice and the Agreement shall have the meanings specified in the Plan.

Participant:
Grant Date:
Target Units:
Target Award Value
Maximum Units:
Cap
First Measurement Date:	December 31, 2021
Second Measurement Date:	December 31, 2022
Third Measurement Date:	December 31, 2023
Earned Units	For each Measurement Date, the number of Units determined in accordance with Section 2.2 of the Market Stock Unit Agreement
Performance Goals:	Participant is eligible to be issued Shares as of the Settlement Date with the number thereof determined based upon the Number of Earned Units as set forth in Section 2.2(b) of the Market Stock Unit Agreement.
Vested Units	For each Measurement Date, the Earned Units, if any, will be eligible to become Vested Units on December 31, 2023, subject to continued employment or service on such date
Termination:	Except as otherwise set forth in the Market Stock Unit Agreement, Participant shall forfeit all Units upon Participant’s Termination of Service prior to the Settlement Date.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Market Stock Unit Agreement and this Grant Notice. Participant has reviewed the Plan, the Market Stock Unit Agreement and this Grant Notice in their entirety, and fully understands all provisions of the Plan, the Market Stock Unit Agreement and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under or with respect to the Plan, this Grant Notice, the Units or the Market Stock Unit Agreement. Further, by signing below, Participant agrees that Participant has read, fully understands and agrees to abide by the terms of the Company’s Insider Trading Policy and has read and fully understands the Plan Prospectus and Prospectus Supplement, if applicable, copies of which have been provided to Participant.

In addition, by signing below, Participant agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 3.5 of the Agreement by (i) withholding Shares otherwise issuable to Participant upon vesting of the Units, (ii) instructing a broker on Participant’s behalf to sell Shares otherwise issuable to Participant and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by the Plan or Section 3.5 of the Market Stock Unit Agreement.

SPIRIT AIRLINES, INC.:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:

2

EXHIBIT A

TO MARKET STOCK UNIT GRANT NOTICE
MARKET STOCK UNIT AGREEMENT
Pursuant to the Market Stock Unit Grant Notice (the “Grant Notice”) to which this Market Stock Unit Agreement (this “Agreement”) is attached, Spirit Airlines, Inc., a Delaware corporation (the “Company”), has granted to Participant a Market Stock Unit (“Units”) under the Spirit Airlines, Inc. 2015 Incentive Award Plan, as amended from time to time (the “Plan”). Each Unit represents the right to receive one share of the Company’s Common Stock (each, a “Share”), subject to the terms and conditions set forth in the Plan, this Agreement and the Grant Notice.
ARTICLE 1.
GENERAL
1.1    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
(a)    “Cap” means 500% of the Target Award Value.
(b)    “Cares Act Restrictions” means the restrictions on executive pay from the Company pursuant to (i) the Title IV of the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136 (Mar. 27, 2020), as amended from time to time (“Cares Act”), (ii) Payroll Support Program Agreement dated as of April 20, 2020, between the Company and the United States Treasury Department as amended from time to time, including any Payroll Support Program Extension Agreement and (iii) any other loan programs under Title IV of the Cares Act.
(c)    “Initial Stock Price” means $27.68, being (i) the Common Stock Price on January 13, 2021 multiplied by (ii) 110%.
(d)    “Cause” shall mean that Participant has: (i) refused or repeatedly failed to perform the duties assigned to him/her but only if Participant’s refusal or repeated failure to perform the duties assigned to him/her were willful and deliberate on Participant’s part or committed in bad faith or without reasonable belief that such refusal or failure was in the best interests of the Company; (ii) engaged in a willful or intentional act that has the effect of injuring the reputation or business of the Company in any material respect; (iii) continually or repeatedly been absent from the Company, unless due to an approved leave due to serious illness or disability; (iv) used illegal drugs or been impaired due to other substances; (v) been convicted of any felony; (vi) committed an act of gross misconduct, fraud, embezzlement or theft against the Company; (vii) engaged in any act of such extreme nature that the Company determines to be grounds for immediate dismissal, including, but not limited to, harassment of any nature; or (viii) violated a material Company policy as determined by the Company’s Chief Executive Officer, the Administrator and/or the Board.
(e)    “Common Stock Price” shall mean, as of a particular date, the Fair Market Value for a Share as of such date.

(f)    “Good Reason” shall mean the occurrence of any of the following events, upon or following a Change in Control, without Participant’s express written consent: (i) the assignment to Participant of any duties which constitutes a material negative change in Participant’s position(s), duties or responsibilities with the Company immediately prior to the such change; provided, however, that the fact that Participant’s duties following a Change in Control are owed to a successor or an Affiliate of a successor (whether or not public) shall not in and of itself constitute a change in such Participant’s position(s), duties or responsibilities in any material respect; (ii) a material reduction in Participant’s base salary or bonus opportunity as in effect immediately prior to such reduction; (iii) any requirement that Participant be based more than fifty (50) miles from Participant’s principal place of employment immediately prior to the change in location of Participant’s principal place of employment; (iv) the failure of a successor to: (a) continue in effect any material employee benefit plan or compensation plan in which Participant and Participant’s eligible dependents are participating immediately prior to the Change in Control, unless Participant is permitted to participate in other plans providing Participant with substantially equivalent benefits in the aggregate, or (b) provide Participant with paid vacation in accordance with the plans, practices, programs and policies of the Company and its Affiliates in effect for Participant immediately prior to such Change in Control or as in effect generally at any time thereafter with respect to other similarly situated executives of the Company. Notwithstanding the foregoing, Participant shall not have “Good Reason” unless Participant notifies the Company in writing of Participant’s intent to resign within ninety (90) days after the initial occurrence of the event giving rise to a claim for Good Reason, the Company fails to cure the Good Reason provided by Participant in such notice within thirty (30) days after the Company’s receipt of the notice, and Participant’s resignation is effective within ninety (90) days of the Company’s failure to cure.
(g)     “Measurement Date” shall mean December 31, 2021, December 31, 2022 and December 31, 2023, respectively.
(h)    “Performance Commencement Date” shall mean January 1 of the year in which the Grant Date occurs.
(i)    “Performance Multiplier” shall mean the percentage set forth on Exhibit B based on the Valuation Date Average Stock Price on each Measurement Date
(j)    “Qualifying Termination” means a termination of employment by the Company without Cause or a by the Participant for Good Reason, in each case on or following a Change in Control.
(k)    “SEC” shall mean the Securities and Exchange Commission.
(l)    “Settlement Date” shall mean the date the Administrator determines that the Shares payable with respect to the Units, pursuant to Section 2.2(b), shall be issued to Participant, which date shall be no later than sixty (60) days after the Valuation Date on December 31, 2023 (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exception from Section 409A of the Code).
(m)    “Valuation Date” shall mean the earliest of (i) the Measurement Date or (ii) the date upon which a Change in Control or, if earlier, Participant’s death or disability, shall occur.
(n)     “Valuation Date Average Stock Price” means the average of the Common Stock Prices for the last twenty (20) trading days ending prior to and including the Valuation Date

1.2    Incorporation of Terms of Plan. The Units are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE 2.
GRANT OF UNITS
2.1    Grant of Units. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant an award of Units up to the Maximum Units as set forth in the Grant Notice (the “Units”), upon the terms and conditions set forth in the Plan, this Agreement and the Grant Notice. Depending on the level of performance achieved the Units may result in the Participant earning as little as zero (0) Units or as many as the Maximum Units, subject to the Cap. Subject to the terms of this Agreement and the Plan, each Unit to the extent it is earned and becomes a Vested Unit, represent the right to receive one share of Common Stock on the Settlement Date. Unless and until a Unit has been determined to be an Earned Unit and has vested and become a Vested Unit, the Participant will have no right to settlement of any Units. Prior to the settlement of any Units, such Units will represent an unfunded and unsecured obligation of the Company.
2.2    Performance-Based Right to Payment.
(a)    The payment of Shares with respect to the Units is contingent on the Company’s attainment of the relevant Valuation Date Average Stock Price based on the Performance Multiplier as set forth on Exhibit B (the “Performance Goals”) and as set forth in Section 2.2(b) through 2.2(f) below Accordingly, Participant will not become entitled to payment with respect to the Units unless and until the Administrator determines whether and to what extent the Performance Goals have been attained. Upon such determination by the Administrator and subject to the provisions of the Plan and this Agreement, Participant shall be entitled to payment of that portion of the Units as corresponds to the Performance Goals attained (as determined by the Administrator in its sole discretion) as set forth in Section 2.2(b) below. The number of Earned Units for each year will be as set forth below
(b)     The number of Earned Units on December 31, 2021, if any, will be equal to the product of (i) the Target Units and (ii) the Performance Multiplier as set forth on Exhibit B based on the Valuation Date Average Stock Price on December 31, 2021, provided that the maximum number of Earned Units for 2021 may not exceed the Target Units.
(c)    The number of Earned Units on December 31, 2022, if any, will be equal to the product of (i) the Target Units and (ii) the Performance Multiplier as set forth on Exhibit B based on the Valuation Date Average Stock Price on December 31, 2022, provided that the maximum number of Earned Units on December 31, 2022 may not exceed the Target Units less any Earned Units from 2021.
(d)    The number of Earned Units for December 31, 2023, if any, will be equal to the product of (i) the Target Units and (ii) the Performance Multiplier as set forth on Exhibit B based on the Valuation Date Average Stock Price on December 31, 2023 provided that the maximum number of Earned Units for 2023 shall be reduced by any Earned Units from the 2021 and 2022.

(e)    Subject to Participant’s continued employment in active service with the Company from the Grant Date through the Valuation Date, the number of Earned Units as set forth in Section 2.2(b)- (d) will vest and become Vested Units on December 31, 2023.
(f)    Notwithstanding anything in this Agreement to the contrary, the number of Earned Units that are Vested Units and are settled on the Settlement Date shall not exceed the Cap and shall be reduced, if applicable, to the Cap and any such reduced Earned or Vested Units shall be forfeited without any payment.
2.3    Payment of Shares. The number of Shares to be paid with respect to the Earned Units that become Vested Units, as set forth in Section 2.2(b), above, shall be issued to Participant on the Settlement Date, subject to Section 2.5 and 2.7, below. Notwithstanding the foregoing, in the event the Shares cannot be issued pursuant to Section 2.4(a) or (b) hereof, then the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that the Shares can again be issued in accordance with Sections 2.4(a) or (b) hereof. Any Units awarded pursuant to this Agreement that are unpaid as of the Settlement Date as a result of the Company’s actual attainment level under the Performance Goals (including any Units that are not Earned Units or Vested Units) shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall have no further right or interest in or with respect to such portion of the Units. Notwithstanding anything in this Agreement to the contrary no payment of Shares shall be made to the extent such payment would be prohibited pursuant to the Cares Act Restrictions.
2.4    Conditions to Delivery of Shares. Subject to Section 11.4 of the Plan and Section 3.5 hereof, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such Shares to listing on all stock exchanges on which such Common Stock is then listed;
(b)    The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any federal, state or local governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 3.5 hereof; and
(e)    The lapse of such reasonable period of time following the Valuation Date as the Administrator may from time to time establish for reasons of administrative convenience.
2.5    Treatment in the Event of Change in Control, Death or Permanent Disability.

(a)    Subject to Sections 2.4 and 2.7 hereof, notwithstanding any contrary provision of this Agreement, in the event of a Participant’s death or permanent disability (within the meaning of Section 22(e) of the Code) at any time prior to the Measurement Date for December 31, 2023, the number of Shares to be issued to Participant shall be the Target Number of Units specified in the Grant Notice multiplied by a fraction (not to exceed one) having (a) a numerator equal to the number of whole months (counting each month as ending on the first day of a calendar month) elapsed from the Performance Commencement Date until the date of death or permanent disability, and (b) a denominator equal to thirty-six (36). Such Shares shall be issued to Participant or in the case of death or permanent disability, no later than sixty (60) days after the date of death or permanent disability.
(b)    Subject to Sections 2.4 and 2.7 hereof, notwithstanding any contrary provision of this Agreement, in the event of a Change in Control at any time prior to the Measurement Date for December 31, 2023, the number of Earned Units to be issued to Participant shall be equal to the product of (i) the Target Units and (ii) the Performance Multiplier as set forth on Exhibit B based on the price per share payable in connection with such Change in Control (and not the Valuation Date Average Stock Price) provided that the maximum number of Earned Units for 2023 shall be reduced by any Earned Units from 2021 and 2022 and such Earned Units shall be issued on the same date as if such Change in Control had not occurred, subject to the Participant’s continued employment. Any Earned Units for 2021 and 2022 shall be issued on the same date as if such Change in Control had not occurred, subject to the Participant’s continued employment. Notwithstanding the preceding two sentences, if the Participant’s employment is terminated in a Qualifying Termination, the Earned Units pursuant to this Section 2.5(b) will be issued within 30 days following the date of such Qualifying Termination.
2.6    Right to Continued Employment. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company, any parent of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or other affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
2.7    Effect of Termination of Service. Notwithstanding any contrary provision of this Agreement, upon Participant’s Termination of Service for any or no reason (other than Participant’s death or permanent disability, as described in Section 2.5 above) prior to the Valuation Date, all rights with respect to any unpaid Units awarded pursuant to this Agreement shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall not be entitled to any payments or benefits with respect thereto.
2.8    Rights as Stockholder. The holder of the Units shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Units and any Shares underlying the Units and deliverable hereunder unless and until such Shares shall have been duly issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
2.9    Clawback. If Participant, at any time during the period commencing on the Grant Date and ending on the second anniversary of the date on which Participant incurs a Termination of Service, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company in the determination of the Administrator (including, without limitation, committing fraud or conduct contributing to any financial restatements or irregularities, or violating a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any parent or Subsidiary, as determined by the Administrator), then Participant must pay to the Company any proceeds, gains or other economic benefit actually or constructively received by Participant upon receipt of the Units or upon the resale of vested Units, and this Agreement and the Grant Notice shall terminate and any Units (whether or not vested) shall be forfeited without payment of any consideration therefor. In addition and without limiting the foregoing, to the extent required by applicable law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company which applies to Participant, this Agreement and the Units awarded hereunder shall be subject (including on a retroactive basis) to such clawback, forfeiture or similar requirements, and such requirements shall be deemed incorporated by reference into this Agreement.
ARTICLE 3.
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan, this Agreement and the Grant Notice and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation taken or made, or omitted to be taken or made, under or with respect to the Plan, this Agreement, the Grant Notice or the Units (unless constituting fraud or a willful criminal act or omission). The duties and obligations of the Company, the Administrator and each member of the Administrator shall be determined only with reference to the Plan and this Agreement, and no implied duties or obligations shall be read into the Plan, this Agreement or the Grant Notice on the part of the Company, the Administrator or any member of the Administrator.  Under no circumstances shall the Company, the Administrator or any member of the Administrator be obligated to prove good faith for any purpose, it being specifically understood and agreed that the Administrator and each member of the Administrator shall be presumed in all instances to have acted in good faith.  To overcome this presumption of good faith, Participant shall have the burden of proving, by clear and convincing evidence, that the Administrator or the member of the Administrator, as the case may be, intentionally acted in bad faith.
3.2    Grant is Not Transferable. During the lifetime of Participant, the Units and the rights and privileges conferred hereby will not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed in any way (whether by operation of law or otherwise), and will not be subject to sale under execution, attachment or similar process, unless and until the Shares underlying the Units have been issued. Upon any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Units, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Units and the rights and privileges conferred hereby immediately will become null and void. Unless and until the Shares underlying the Units have been issued, neither the Units nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding anything herein to the contrary, this Section 3.2 shall not prevent transfers by will or applicable laws of descent and distribution; provided, however, that all such transfers shall be subject to the terms and conditions of the Plan, the Grant Notice and this Agreement.
3.3    Binding Agreement. Subject to the limitation on the transferability of the Units contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.4    Adjustments upon Specified Events. The Administrator may accelerate payment of the Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Section 14.2 of the Plan, the Administrator shall make such adjustments the Administrator deems appropriate in the number of Units then outstanding and the number and kind of securities that may be issued in respect of the Units. Participant acknowledges that the Units are subject to amendment, modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.
3.5    Withholding.
(a)    Notwithstanding anything to the contrary in this Agreement or the Grant Notice, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant or vesting of the Units or the issuance of Shares pursuant to the Units. Such payment shall be made in the manner determined by the Company in its sole discretion, and may be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company, which may include:
(i)    Cash or check;
(ii)    Surrender of Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or
(iii)    Other property acceptable to the Company (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares payable pursuant to the Units, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
(b)    The Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Shares in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant or vesting of the Units or the issuance of Shares pursuant to the Units.
3.6    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal executive office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.7    Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.8    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement and the Grant Notice, regardless of the law that might be applied under principles of conflicts of laws.
3.9    Conformity to Securities Laws. Participant acknowledges that the Plan, this Agreement and the Grant Notice are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Grant Notice shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.10    Amendments, Suspension and Termination. To the extent permitted by the Plan, the Administrator or the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement, the Grant Notice and/or the Units granted hereunder, prospectively or retroactively (including after Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of Participant with respect to the Units granted hereunder shall not to that extent be effective without Participant’s consent unless the Committee or the Board, as applicable, determines that such either is required or advisable in order for the Company, the Plan or the award of Units made hereunder to satisfy any applicable law or regulation. Nothing in this Agreement or the Grant Notice shall restrict in any way the adoption of any amendment, modification, suspension or termination to the Plan in accordance with the terms of the Plan.
3.11    Successors and Assigns. The Company may assign any of its rights under this Agreement and the Grant Notice to single or multiple assignees, and this Agreement and the Grant Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement and the Grant Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.12    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Units and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.13    Not a Contract of Employment. Nothing in the Plan, this Agreement or the Grant Notice shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company, any parent of the Company or any Subsidiary.

3.14    Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.15    Section 409A; Taxes. The Units are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Units (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right, in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so, and without Participant’s consent), to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the Units either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. This Section 3.15 does not create an obligation on the part of the Company to modify the Plan or this Award Agreement and does not guarantee that the Units will not be subject to taxes, interest and penalties under Section 409A. For the avoidance of doubt, Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for his account in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold Participant (or any beneficiary) harmless from any or all of such taxes or penalties.
3.16    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement and the Grant Notice create only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust or separate fund of any kind, or a fiduciary relationship between the Company, any parent of the Company, any Subsidiary, or the Administrator, on the one hand, and Participant or other person or entity, on the other hand. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Units, and rights no greater than the right to receive Shares as a general unsecured creditor with respect to the Units, as and when payable hereunder.

Exhibit B

The example below is for illustration purposes only.
Stock price on January 14, 2021: $25.16
10% Premium: $27.68
Target Award Value: $50,000
CAP (500% of Target Award Value): $250,000
Target MSUs: 1,987

Stock Price	Achievement	Percent of Target MSUs (Performance Multiplier)	Number of MSUs	Payout Value		Stock Price	Achievement	Percent of Target MSUs (Performance Multiplier)	Number of MSUs	Payout Value
$27.68	100.0%	100.0%	1,987	$54,992	<-Target	$20.20	73.0%	59.5%	1,182	$23,886
$27.40	99.0%	98.5%	1,957	$53,626		$19.93	72.0%	58.0%	1,152	$22,965
$27.12	98.0%	97.0%	1,927	$52,276		$19.65	71.0%	56.5%	1,123	$22,060
$26.85	97.0%	95.5%	1,898	$50,942		$19.37	70.0%	55.0%	1,093	$21,172
$26.57	96.0%	94.0%	1,868	$49,625		$19.10	69.0%	53.5%	1,063	$20,300
$26.29	95.0%	92.5%	1,838	$48,324	Threshold->	$18.87	68.2%	52.3%	1,039	$19,599
$26.02	94.0%	91.0%	1,808	$47,040
$25.74	93.0%	89.5%	1,778	$45,773
$25.46	92.0%	88.0%	1,749	$44,522
$25.19	91.0%	86.5%	1,719	$43,287
$24.91	90.0%	85.0%	1,689	$42,069
$24.63	89.0%	83.5%	1,659	$40,867
$24.35	88.0%	82.0%	1,629	$39,682
$24.08	87.0%	80.5%	1,600	$38,514
$23.80	86.0%	79.0%	1,570	$37,362
$23.52	85.0%	77.5%	1,540	$36,226
$23.25	84.0%	76.0%	1,510	$35,107
$22.97	83.0%	74.5%	1,480	$34,004
$22.69	82.0%	73.0%	1,451	$32,918
$22.42	81.0%	71.5%	1,421	$31,849
$22.14	80.0%	70.0%	1,391	$30,796
$21.86	79.0%	68.5%	1,361	$29,759
$21.59	78.0%	67.0%	1,331	$28,739
$21.31	77.0%	65.5%	1,301	$27,735
$21.03	76.0%	64.0%	1,272	$26,748
$20.76	75.0%	62.5%	1,242	$25,778
$20.48	74.0%	61.0%	1,212	$24,823
B-1

Stock Price	Achievement	Percent of Target MSUs (Performance Multiplier)	Number of MSUs	Payout Value	Stock Price	Achievement	Percent of Target MSUs (Performance Multiplier)	Number of MSUs	Payout Value
$27.68	100.00%	100.00%	1,987	$54,992	$34.87	126.00%	178.00%	3,537	$123,337
$27.95	101.00%	103.00%	2,047	$57,208	$35.15	127.00%	181.00%	3,596	$126,411
$28.23	102.00%	106.00%	2,106	$59,458	$35.43	128.00%	184.00%	3,656	$129,518
$28.51	103.00%	109.00%	2,166	$61,740	$35.70	129.00%	187.00%	3,716	$132,658
$28.78	104.00%	112.00%	2,225	$64,055	$35.98	130.00%	190.00%	3,775	$135,831
$29.06	105.00%	115.00%	2,285	$66,403	$36.26	131.00%	193.00%	3,835	$139,037
$29.34	106.00%	118.00%	2,345	$68,784	$36.53	132.00%	196.00%	3,895	$142,276
$29.61	107.00%	121.00%	2,404	$71,198	$36.81	133.00%	199.00%	3,954	$145,548
$29.89	108.00%	124.00%	2,464	$73,646	$37.09	134.00%	202.00%	4,014	$148,853
$30.17	109.00%	127.00%	2,523	$76,126	$37.36	135.00%	205.00%	4,073	$152,191
$30.44	110.00%	130.00%	2,583	$78,639	$37.64	136.00%	208.00%	4,133	$155,562
$30.72	111.00%	133.00%	2,643	$81,185	$37.92	137.00%	211.00%	4,193	$158,966
$31.00	112.00%	136.00%	2,702	$83,764	$38.19	138.00%	214.00%	4,252	$162,403
$31.27	113.00%	139.00%	2,762	$86,376	$38.47	139.00%	217.00%	4,312	$165,873
$31.55	114.00%	142.00%	2,822	$89,021	$38.75	140.00%	220.00%	4,371	$169,376
$31.83	115.00%	145.00%	2,881	$91,700	$39.02	141.00%	223.00%	4,431	$172,912
$32.10	116.00%	148.00%	2,941	$94,411	$39.30	142.00%	226.00%	4,491	$176,481
$32.38	117.00%	151.00%	3,000	$97,155	$39.58	143.00%	229.00%	4,550	$180,083
$32.66	118.00%	154.00%	3,060	$99,932	$39.85	144.00%	232.00%	4,610	$183,718
$32.93	119.00%	157.00%	3,120	$102,742	$40.13	145.00%	235.00%	4,669	$187,386
$33.21	120.00%	160.00%	3,179	$105,585	$40.41	146.00%	238.00%	4,729	$191,087
$33.49	121.00%	163.00%	3,239	$108,461	$40.68	147.00%	241.00%	4,789	$194,821
$33.76	122.00%	166.00%	3,298	$111,370	$40.96	148.00%	244.00%	4,848	$198,588
$34.04	123.00%	169.00%	3,358	$114,312	$41.24	149.00%	247.00%	4,908	$202,388
$34.32	124.00%	172.00%	3,418	$117,287	$41.51	150.00%	250.00%	4,968	$206,221
$34.60	125.00%	175.00%	3,477	$120,295
B-2

Stock Price	Achievement	Percent of Target MSUs (Performance Multiplier)	Number of MSUs	Payout Value
$41.79	151.00%	253.00%	5,027	$210,087
$42.07	152.00%	256.00%	5,087	$213,986
$42.34	153.00%	259.00%	5,146	$217,918
$42.62	154.00%	262.00%	5,206	$221,883
$42.90	155.00%	265.00%	5,266	$225,881
$43.17	156.00%	268.00%	5,325	$229,911
$43.45	157.00%	271.00%	5,385	$233,975
$43.73	158.00%	274.00%	5,444	$238,072
$44.00	159.00%	277.00%	5,504	$242,202
$44.28	160.00%	280.00%	5,564	$246,365
$44.52	160.87%	282.60%	5,615	$250,000	Value CAP
$44.56	161.00%	282.37%	5,611	$250,000
$44.84	162.00%	280.62%	5,576	$250,000
$45.11	163.00%	278.90%	5,542	$250,000
$45.39	164.00%	277.20%	5,508	$250,000
$45.67	165.00%	275.52%	5,475	$250,000
$45.94	166.00%	273.86%	5,442	$250,000
$46.13	166.67%	272.76%	5,420	$250,000
$46.22	167.00%	272.22%	5,409	$250,000
$46.40	167.67%	271.14%	5,387	$250,000
$46.50	168.00%	270.60%	5,377	$250,000
$46.68	168.67%	269.53%	5,356	$250,000
$46.77	169.00%	269.00%	5,345	$250,000
$46.96	169.67%	267.94%	5,324	$250,000
$47.05	170.00%	267.42%	5,314	$250,000
B-3